Exhibit 5.3

Sujata Yalamanchili

Partner

Direct Dial: 716-848-1657

syalaman@hodgsonruss.com

April 22, 2013

AmSurg Corp.

20 Burton Hill Boulevard

Suite 500

Nashville, TN 37215

Ladies and Gentlemen:

We have acted as Connecticut counsel to Wilton NSC, LLC (the “Connecticut Guarantor”) solely for the purpose of providing the opinions set forth in this letter and for no other purpose (including, but not limited to, providing any legal or other advice) in connection with the filing by AmSurg Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and exchange of up to $250,000,000 aggregate principal amount of the Company’s 5.625% Senior Notes Due 2020 (collectively the “Exchange Notes”) that are to be subject to Notations of Guarantee by the subsidiaries of the Company listed on Exhibit A attached to this letter (collectively the “Guarantors”) (collectively the “Exchange Notes Guarantees”), are to be issued pursuant to an Indenture, dated as of November 20, 2012, among the Company, the Guarantors and U.S. Bank National Association, as trustee, (the “Indenture”) and are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.675% Senior Notes Due 2020 (the “Exchange Offer”) in accordance with the terms of a Registration Rights Agreement, dated as of November 20, 2012, among the Company, the Guarantors and SunTrust Robinson Humphrey, Inc., acting on behalf of itself and as the representative of various initial purchasers (the “Registration Rights Agreement”).

The opinions set forth in this letter are subject to the following qualifications:

1. The opinions set forth in this letter are based solely upon (a) our review of, as submitted to us, (i) executed copies of the Registration Rights Agreement and the Indenture, (ii) forms of the Exchange Notes and the Exchange Notes Guarantees, (iii) a copy of an Officer’s Certificate dated April 22, 2013 and executed by Claire M. Gulmi (the “Officer’s Certificate”), (iv) the copy attached to the Officer’s Certificate of the Articles of Organization of the Connecticut Guarantor as certified by the Secretary of the State of the State of Connecticut on November 14, 2012 (the “Connecticut Guarantor Articles of Organization”), (v) the copy attached to the Officer’s Certificate of the Amended and Restated Limited Liability Company Agreement of the Connecticut Guarantor dated November 12, 2012 and executed by the Connecticut Guarantor and AmSurg Holdings, Inc. (the “Connecticut Guarantor Limited Liability Company Agreement”), (vi) the copy attached to the Officer’s Certificate of an Action

The Guaranty Building ¿ 140 Pearl  Street ¿ Suite 100 ¿ Buffalo, New York 14202-4040 ¿ telephone 716.856.4000 ¿ facsimile 716.849.0349

Albany ¿ Boca Raton ¿ Buffalo ¿ Johnstown ¿ New York ¿ Palm Beach ¿ Toronto ¿ www.hodgsonruss.com

AmSurg Corp. April 22, 2013 Page 2

Taken on Written Consent by the Sole Member and (vii) a copy of a Certificate of Legal Existence issued by the Secretary of the State of the State of Connecticut on April 10, 2013 (collectively the “Reviewed Documents”) and (b) our review of the Limited Liability Company Act of the State of Connecticut as set forth in the Aspen Publishers State Limited Liability Company & Partnership Laws Reporter without regard to any judicial decision or administrative decision or interpretation or, other than such statute, any statute, rule, regulation or other law (including, but not limited to, any statute, rule, regulation or other law incorporated in such statute by reference) (the “Connecticut Limited Liability Company Act”). Other than our review of the Reviewed Documents, we have not reviewed any document referred to in any of the Reviewed Documents or made any inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of the Company, the Connecticut Guarantor, any other affiliate of the Company or any court or other governmental authority, (b) any review of any of our files and other records, (c) any inquiry of any director, officer, member, manager, general partner, limited partner, employee or other agent of the Company, the Connecticut Guarantor or any other affiliate of the Company or (d) any inquiry of any past or present attorney of ours).

2. We do not express any opinion concerning any law other than the Connecticut Limited Liability Company Act.

3. We have assumed without any inquiry or other investigation, (a) the legal capacity of each natural person, (b) the genuineness of each signature on any of the Reviewed Documents, the authenticity, accuracy and completeness of each of the Reviewed Documents and the conformity of each of the Reviewed Documents to the copy or form thereof submitted to us, (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any of the Reviewed Documents and (d) there not existing outside of the Reviewed Documents and the Connecticut Limited Liability Company Act anything that would render incorrect any opinion set forth in this letter.

4. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you concerning any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that:

1. The Connecticut Guarantor is validly existing as a limited liability company and in good standing under the Connecticut Limited Liability Company Act.

2. The Connecticut Guarantor has the limited liability company power under the Connecticut Limited Liability Company Act, the Connecticut Guarantor Articles of Organization and the Connecticut Guarantor Limited Liability Company Agreement to execute, deliver and perform its obligations under the Indenture and the Exchange Notes Guarantees.

AmSurg Corp. April 22, 2013 Page 3

3. The execution and delivery of the Exchange Notes Guarantees by the Connecticut Guarantor and the performance by the Connecticut Guarantor of its obligations under the Exchange Notes Guarantees have been duly authorized by all limited liability company action of the Connecticut Guarantor necessary under the Connecticut Limited Liability Company Act, the Connecticut Guarantor Articles of Organization and the Connecticut Guarantor Limited Liability Company Agreement.

We consent to the filing of this letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent to such filing and use is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

HODGSON RUSS LLP

By	/s/ Sujata Yalamanchili
Sujata Yalamanchili

Exhibit A

Guarantors

Name of Guarantor	State of Organization
AmSurg Holdings, Inc.	Tennessee
AmSurg Anesthesia Management Services, LLC	Tennessee
AmSurg EC Topeka, Inc.	Tennessee
AmSurg EC St. Thomas, Inc.	Tennessee
AmSurg EC Beaumont, Inc.	Tennessee
AmSurg KEC, Inc.	Tennessee
AmSurg EC Santa Fe, Inc.	Tennessee
AmSurg EC Washington, Inc.	Tennessee
AmSurg Torrance, Inc.	Tennessee
AmSurg Abilene, Inc.	Tennessee
AmSurg Suncoast, Inc.	Tennessee
AmSurg Lorain, Inc.	Tennessee
AmSurg La Jolla, Inc.	Tennessee
AmSurg Hillmont, Inc.	Tennessee
AmSurg Palmetto, Inc.	Tennessee
AmSurg Northwest Florida, Inc.	Tennessee
AmSurg Ocala, Inc.	Tennessee
AmSurg Maryville, Inc.	Tennessee
AmSurg Miami, Inc.	Tennessee
AmSurg Burbank, Inc.	Tennessee
AmSurg Melbourne, Inc.	Tennessee
AmSurg El Paso, Inc.	Tennessee
AmSurg Crystal River, Inc.	Tennessee
AmSurg Abilene Eye, Inc.	Tennessee
AmSurg Inglewood, Inc.	Tennessee
AmSurg Glendale, Inc.	Tennessee
AmSurg San Antonio TX, Inc.	Tennessee
AmSurg San Luis Obispo CA, Inc.	Tennessee
AmSurg Temecula CA, Inc.	Tennessee
AmSurg Escondido CA, Inc.	Tennessee
AmSurg Scranton PA, Inc.	Tennessee
AmSurg Arcadia CA Inc.	Tennessee
AmSurg Main Line PA, Inc.	Tennessee
AmSurg Oakland CA, Inc.	Tennessee
AmSurg Lancaster PA, Inc.	Tennessee
AmSurg Pottsville PA, Inc.	Tennessee
AmSurg Glendora CA, Inc.	Tennessee
AmSurg Kissimmee FL, Inc.	Tennessee
AmSurg Altamonte Springs FL, Inc.	Tennessee
AmSurg New Port Richey FL, Inc.	Tennessee

The Guaranty Building ¿ 140 Pearl  Street ¿ Suite 100 ¿ Buffalo, New York 14202-4040 ¿ telephone 716.856.4000 ¿ facsimile 716.849.0349

Albany ¿ Boca Raton ¿ Buffalo ¿ Johnstown ¿ New York ¿ Palm Beach ¿ Toronto ¿ www.hodgsonruss.com

Name of Guarantor	State of Organization
AmSurg EC Centennial, Inc.	Tennessee
AmSurg Naples, Inc.	Tennessee
Illinois NSC, Inc.	Tennessee
NSC Healthcare, Inc.	Tennessee
NSC RBO West, LLC	Tennessee
NSC RBO East, LLC	Tennessee
Long Beach NSC, LLC	Tennessee
Torrance NSC, LLC	Tennessee
Davis NSC, LLC	Tennessee
Fullerton NSC, LLC	Tennessee
San Antonio NSC, LLC	Tennessee
Austin NSC, LLC	Tennessee
Twin Falls NSC, LLC	Tennessee
Ardmore NSC, LLC	Tennessee
Kenwood NSC, LLC	Tennessee
Towson NSC, LLC	Tennessee
Wilton NSC, LLC	Connecticut
NSC West Palm, LLC	Tennessee
Tampa Bay NSC, LLC	Tennessee
Coral Springs NSC, LLC	Tennessee
Weston NSC, LLC	Tennessee
AmSurg Fresno CA, Inc.	Tennessee
Austin NSC, L.P.	Texas
AmSurg Colton CA, Inc.	Tennessee
AmSurg Rockledge FL Anesthesia, LLC	Tennessee